UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4568600
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

Bedminster One 135 Route 202/206 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be registered	Name of each exchange on which each class is to be registered
Series A Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐ __________

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The Company’s Form 8-A registration statement original filed on April 9, 2013 is hereby amended to describe the following transaction:

Effective April 8, 2016, GAIN Capital Holdings, Inc. (the “Company”) entered into Amendment No. 1 to its Rights Agreement dated as of April 9, 2013 (the “Rights Agreement”) with Broadridge Corporate Issuer Solutions, Inc., as rights agent, to extend the term of the Rights Agreement to April 9, 2019 unless earlier redeemed or exchanged by the Company in accordance with the terms of the Rights Agreement. In addition, the exercise price of the rights is changed from $17.00 to $27.50. The material terms of Amendment No. 1 to the Rights Agreement are described in the Company’s Form 8-K dated April 11, 2016.

Item 2. Exhibits.

1.	Amendment No. 1, dated April 8, 2016, to the Rights Agreement, dated as of April 9 2013, between GAIN Capital Holdings, Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on April 11, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
	Name:	Diego Rotsztain
	Title:	EVP, Head of Corporate Development, General Counsel and Secretary

April 11, 2016